Exhibit 10.1

Beijing Lemeng Interactive Technology Co., Ltd.

Labor Contract

Party A：	Beijing Lemeng Interactive Technology Co., Ltd.

Party B:	Feng Baohua

Date of signing:	October 1st, 2018

Contract No.:

Beijing Lemeng Interactive Technology Co., Ltd.

Party A (Employer):	Party B (Employee):

Name: Beijing Lemeng Interactive Technology Co., Ltd.	Name:	Feng Baohua

Legal representative (main person in charge): Feng Baohua	ID No:	1101031981’05090038

Address: Room 408, 4th Floor, Building 51, Road,	Domicile place:	No.8, 1st Street,

No.63 Zhichun Road, Haidian District		Changxiang Chongwen District, Beijing

Tele: 010-56833116	Contact No.:	186019159

This contract is signed on the basis of equality, voluntariness, consensus and good faith by and between Party A and Party B in accordance with the Labor Law of the People’s Republic of China, Labor Contract Law of the People’s Republic of China and other relevant laws and regulations.

1. Term of the Contract

Article 1 Both parties agree on the term of this contract: no fixed term.

Article 2 Duration of the probation period: no probationary period.

2. Work content and work location

Article 3 Party B’s work content: Party B agrees to take the post of general manager based on Party A’s work needs.

Article 4 Party B’s first work place/region nationwide: Party A may deploy Party B’s work location according to Party A’s business needs or deploy Party B to work in other affiliated organizations of Party A, or arrange Party B to work outside of the work place at times . Party B is clearly informed and willing to accept Party A’s deployment.

Article 5 Party A may adjust Party B’s job position, work content, and work location based on production, operation and work needs and Party B’s physical condition, work capacity and performance and has the right to determine the wage level according to Party B’s new position and change salary with the post. If it is believed that the work adjusted by Party A is not suitable, Party B should call for further adjustments in written form or even propose to terminate the labor contract.

Beijing Lemeng Interactive Technology Co., Ltd.

Article 6 Based on the fact that Party A informs Party B of the possibility that the job position agreed in this contract will be changed during the performance of this contract, it is agreed between the two parties that the job position agreed in this contract can be changed when one of the following situations occurs :

(1) Party B’s post disappeares due to the adjustment of Party A’s organizational structure;

(2) Party B’s post disappears or merges due to changes in Party A’s business or management model;

(3) Party B has no tasks due to the changes in the market;

(4) Party B does not meet the requirements of the position after job evaluation by Party A;

(5) Other situations in which Party A believes that Party B’s job position needs to be changed.

3. Working hours, rest and vacation

Article 7 Party A and Party B have determined that the working hour system applicable to Party B is: standard working hour working system, irregular working system, comprehensive calculation working system. Party B promises to obey Party A’s work schedule if Party B’s job position is reported to be approved by the labor security administrative department to implement the irregular working system or comprehensive calculation working system.

Article 8 Party A implements the relevant work, rest, and vacation systems that are statutory or supplemented by the enterprise in accordance with the law.

4. Remuneration of labor

Article 9 Party A agrees on Party B’s wages as follows:

(1) The salary standard is based on the amount determined in the job offer, supplementary agreement or performance evaluation given by Party A to Party B at the time of employment. For the specific payment of salary, Party A will use the performance of Party B’s position and contribution to Party A as well as Party A’s business performance as a reference to calculate Party B’s salary for the month according to Party A’s relevant remuneration and appraisal system to pay Party B in the form of RMB. Party B’s salary will be adjusted by Party A based on the performance, position of Party B and operation status of Party A in accordance with the relevant management system.

(2) Party B’s basic salary shall not be lower than the local minimum wage standard of the employment. If it is lower than the minimum wage standard, it shall be implemented in accordance with the minimum wage standard.

Beijing Lemeng Interactive Technology Co., Ltd.

Article 10 In principle, Party A shall pay Party B’s salary of the previous month no later than the 20th of each month. In case of special circumstances, it shall be paid no later than the 27th. The payment date shall be postponed on holidays or rest days. Delays in payment that is not due to Party A’s reasons do not constitute arrears or underpayment of labor remuneration.

Article 11 In the process of performing this contract, Party B shall be liable for compensation if it causes economic losses to Party A due to its own reasons. For the indemnity, Party B agrees that Party A will directly deduct from his salary.

5. Social Security and Welfare

Article 12 Party A and Party B shall participate in social security and pay social security premiums in accordance with the relevant regulations of the place where the employer is located, and Party B shall enjoy the corresponding social security benefits in accordance with the law. Party B shall provide Party A with the necessary procedures, materials and certificates for handling its social insurance in a timely manner. Otherwise, Party A shall not be liable for the inability or delay in handling social insurance. If the administrative agency imposes administrative penalties on it, Party B shall compensate Party A all losses suffered due to administrative penalties.

Article 13 The medical treatment of Party B’s illness or non-work-related injury shall be implemented in accordance with relevant national or local policies.

Article 14 If Party B get occupational disease, work-related injury or death due to work, Party A shall be responsible for reporting the expenses reimbursed by the work-related injury insurance fund according to the provisions of work-related injury insurance laws and regulations, and Party B shall provide relevant work-related injuries application materials within the time specified by Party A. If the work-related injury insurance benefits cannot be paid due to the fault of Party B, Party B shall bear the responsibility. Party B agrees to bear the cost of treatment beyond the scope of the work-related injury insurance fund.

6. Working protection, Working conditions and Protection against Occupational Hazards

Article 15 Party A shall provide Party B with labor workplaces that meet the national labor hygiene standards in accordance with relevant labor protection regulations, effectively protect Party B’s safety and health in production and provide Party B with necessary labor protection supplies.

Beijing Lemeng Interactive Technology Co., Ltd.

7. Modification, Cancellation and Termination of Labor Contract

Article 10 If Party B has one of the following circumstances during the probationary period, it shall be deemed as not meeting the employment conditions:

(1) Not having the employment conditions prescribed by the government;

(2) It is not possible to provide the supporting materials required by Party A for employment or social insurance.

(3) Those who do not agree to participate in social insurance or not to complete the social insurance termination formalities with the original employer after entering the job;

(4) The labor relationship has not been legally terminated with the original employer or there is a non-competition clause with between.

(5) Those who are suffering from mental illness or infectious diseases for which work should be prohibited according to national laws and regulations,

(6) Violating the principle of honesty and trustworthiness, untruthfully informing or concealing the true information including but not limited to educational background, health status, work experience, contact information, home address, domicile place, legal punishment or disciplinary sanctions received;

(7) Failure to complete the tasks arranged by Party A or not to meet the required job qualification requirements (for example, fail to meet the job requirements after Party A’s evaluation );

(8) Other situations that do not meet the employment requirements for specific positions specified by Party A.

Article 17 This contract can be changed, cancelled or terminated if the conditions stipulated in the “Labor Contract Law” and the “Labor Contract Law Implementation Regulations” are met or both parties have reached an agreement through consultation. In one of the situations stipulated in Article 42 in Labor Contract, the labor relationship that comes due between Party A and Party B will be automatically continued until the corresponding situation disappears.

Beijing Lemeng Interactive Technology Co., Ltd.

Article 18 Party B can terminate the labor contract by notifying Party A in writing 30 days in advance (7 days in advance of the probation period). Party A pays unsettled wages after Party B completes the work handover. If Party B fails to give 30 days’ written notice (not 7 days in advance of the probationary period) or has other unauthorized resignation, which shall be deemed as illegal resignation and Party A will be compensated by Party B for the unfulfilled days’ salary according to the average level of 12 months before termination of the contract. If Party B breaches this contract and causes Party A’s losses, Party A shall have the right to claim compensation from Party B including but not limited to:

(1) Training fees and recruitment fees paid by Party A;

(2) Direct economic losses caused to production, operation and work;

(3) If the social insurance cannot be suspended in a timely manner and social insurance expenses are incurred, the expenses (including the unit part) shall be borne by Party B in full payment and Party B agrees that Party A will deduct from its wages;

(4) Other compensation expenses stipulated in this contract.

Article 19 If Party B has any of the following circumstances, Party A may terminate this contract with Party B at any time:

(1) During the probation period, it is proved that the employment conditions are not met;

(2) Serious violation of Party A’s rules and regulations;

(3) Serious dereliction of duty and malpractice for personal purposes that cause significant damage to Party A’s interests;

(4) Those who have been investigated for criminal responsibility in accordance with the law;

(5) Establishing labor relations with other employers at the same time without Party A’s permission;

(6) Using fraud, coercion, etc. or taking advantage of others to cause Party A to conclude this contract or change this contract against its true will; Fraudulent means including but not limited to concealing Party A, falsely reporting academic qualifications, work experience, qualifications, health status, etc., or providing false academic qualification certificates and other false materials, etc., and concealing the fact of failing to terminate the labor contract with the previous employers;Undeclared non-competition obligation with the former employer;

(7) Other circumstances stipulated by laws and regulations.

Article 20 During the duration of the contract, if Party B believes that Party A has violated the provisions of laws and regulations and infringes upon its own lawful rights and interests, Party B shall report the situation to Party A in writing within 2 working days after the infringement has occurred. Otherwise, Party B shall not require Party A to compensate for the enlarged loss.

Beijing Lemeng Interactive Technology Co., Ltd.

Article 21 Party B shall, within 3 days after the termination of the labor contract (including the termination of the probation period) deal with the handover procedures and return all the property held by Party A including but not limited to

(1) Originals and copies of all documents, data (customer information etc.), files under and within the management, custody, use by Party B;

(2) Storage devices such as software, disks, hard disks, CDs, U disks, etc. that contain Party A’s materials and information;

(3) Work tools, work clothes, instruments, equipment and other office appliances provided by Party A for Party B;

(4) Other work handover procedures required by Party A.

If Party B fails to complete the handover in time or as required by Party A, Party A has the right to temporarily not pay Party B’s economic compensation and Party B’s wages of the month. If Party A’s losses are caused, Party B shall also be liable for compensation. Party A has the right to deduct from Party B’s wages and economic compensation. Party B still needs to compensate the missing part if it is not enough to make up for the loss.

Article 22 Party B shall provide Party A with necessary personnel files and social insurance relations in a timely manner after the termination of the labor contract for the transfer procedure.

The necessary documents for the transfer procedure. The adverse consequences caused by Party B’s not timely handling shall be borne by Party B itself, and Party A shall no longer bear any responsibility.

Party B may request a certificate of termination or termination of the labor contract from Party A after the termination or termination of this labor contract.

8. Labor Discipline, Rewards and Punishments

Article 23 Party B shall strictly abide by national laws and regulations, various rules and regulations and working procedures established by Party A in accordance with the law. Party A has the right of inspection, supervision, reward and punishment on Party B.

Article 24 Party B confirms that before signing this contract, it has fully read and learned about the rules and regulations formulated by Party A in accordance with the law, and agrees to abide by it.

Beijing Lemeng Interactive Technology Co., Ltd.

9. Notification and Delivery

Article 25. All notices, documents, files, materials, etc. that both parties send or provide to each other during the performance of this contract can be delivered in person or by post or email to the correspondence address listed in this contract( Party B’s e-mail address:____________ ) to fulfill the obligation of delivery. If Party A’s relevant documents cannot be mailed to the address listed by Party B (including but not limited to the Circumstances such as undetailed address and mail missing and rejection etc.), Party B’s domicile address is the final delivery address of Party A. If Party A fulfills the obligation of delivery to Party B in the form of e-mail, it shall be deemed to have been delivered on the day when Party A’s e-mail is sent, and the delivery time shall be subject to the time displayed by the system. If one party changes its address or contact information, it shall notify the other party in writing within 3 days after the change,

Article 26 Party B agrees on any of the following methods adopted by Party A to publicize the rules and regulations and labor discipline, and Party B agrees and has the obligation to learn and abide by it.

(1) All rules and regulations published in OA system, mailbox or business system, all notices and documents of Party A’s company;

(2) The communication, training, learning or preaching of the rules and regulations conducted by Party A or departmental meetings;

(3) Posted on the bulletin board or within business site by Party A;

4) Party A has various supplementary rules and regulations due to the needs of the company’s business development.

10. Liability for Breach of Contract

Article 27 If Party B violates Party A’s rules and regulations or this contract, it shall be responsible for all losses caused to Party A including but not limited to the training recruiting fees paid by Party A for Party B, the reasonable fees paid by Party A for investigating Party B’s breach or infringement. Reasonable expenses actually paid by Party A to propose for the responsibility of infringement (including but not limited to litigation fees, appraisal fees, preservation fees, announcement fees, attorney fees, etc.) and the economic losses caused by Party B to Party A.

Article 28 During the performance of this contract, Party B shall bear the corresponding compensation liability if Party B causes any economic losses to Party A due to its personal reasons.

Beijing Lemeng Interactive Technology Co., Ltd.

11. Dispute Handling

Article 29 The labor dispute between Party A and Party B during the performance of this contract shall be resolved through consultation. If the negotiation fails, they should apply to the labor dispute arbitration committee where Party A is located. If they are not satisfied with the ruling, they can file a lawsuit in the people’s court.

Article 30 Matters not covered in this contract shall be handled in accordance with national and local policies and regulations. During the contract period, if the terms of this contract conflict with the new national and local regulations, the new regulations shall be implemented.

Article 31 This contract shall take effect from the date when Party A seals and Party B signs it in duplicate and each party holds one copy, both have the same legal effect.

3. Other Matters Agreed by Both Parties

Article 32 Party B shall take a cautious and honest attitude and take necessary and reasonable measures to maintain and keep its trade secrets belonging to Party A during the contract duration and after the contract is terminated.

Article 33 Party B confirms that before the signing of this labor contract, Party A has truthfully informed Party B of the work content, working conditions, working location, occupational hazards, safety production status, labor remuneration and other information required by Party B.

Article 34 Party B confirms that the name, ID number, educational background, resume, health status, marital status, qualification or certificate of employment, mailing address, contact information and other information filled in this labor contract or (Employee Information Sheet) are true. If it is verified that Party B has provided false information or false documents, it will be deemed that Party B has signed this contract by fraudulent means and Party A has the right to unilaterally terminate the labor contract. If Party A suffers losses as a result, Party B shall also be liable for economic compensation .

(No contract text below)

Party A: ( Seal )	Party B: (Signature)	Feng Baohua

October 1st, 2018

Receipt of the other contract in duplicate on October 1st, 2018

Signature:	Feng Baohua